Exhibit 9

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Dated: December 27, 2022	BCPE Seminole Holdings LP

	By:	BCPE Seminole GP LLC,
its general partner

	By:	Bain Capital Investors, LLC,
its sole member

	By:	/s/ Devin O’Reilly
Name: Devin O’Reilly
Title: Managing Director

BCPE Seminole Holdings II Intermediate, LP

	By:	BCPE Seminole GP II LLC,
its general partner

	By:	Bain Capital Investors, LLC,
its sole member

	By:	/s/ Devin O’Reilly
Name: Devin O’Reilly
Title: Managing Director

BCPE Seminole Holdings III, L.P.

	By:	BCPE Seminole GP III LLC,
its general partner

	By:	Bain Capital Investors, LLC,
its sole member

	By:	/s/ Devin O’Reilly
Name: Devin O’Reilly
Title: Managing Director

BCPE Seminole Holdings IV, L.P.

	By:	BCPE Seminole GP LLC,
its general partner

	By:	Bain Capital Investors, LLC,
its sole member

By:	/s/ Devin O’Reilly
Name: Devin O’Reilly
Title: Managing Director

Bain Capital Fund XI, L.P.

By:	Bain Capital Partners XI, L.P.,
its general partner

By:	Bain Capital Investors, LLC,
its general partner

By:	/s/ Devin O’Reilly
Name: Devin O’Reilly
Title: Managing Director